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2023 Annual Meeting Stockholder Outreach 1

Forward-Looking Statements Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this presentation or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” target, goal and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this presentation or otherwise made by our Company or our management: • general economic conditions, inflation, consumer confidence, consumer spending patterns and market • our ability to successfully achieve expected annual cost savings in connection with our profit disruptions including pandemics or significant health hazards, severe weather conditions, natural optimization efforts to reduce expenses and improve operating efficiency in the business; disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of • our ability to attract customers with marketing, advertising and promotional programs; these events; • our ability to maintain, enforce and protect our trade names, trademarks and patents; • the seasonality of our business; • the highly competitive nature of the retail industry and the segments in which we operate; • the anticipated benefits from the Victoria's Secret & Co. spin-off may not be realized; • consumer acceptance of our products and our ability to manage the life cycle of our brand, develop new • the spin-off of Victoria’s Secret & Co. may not be tax-free for U.S. federal income tax purposes; merchandise and launch new product lines successfully; • our dependence on Victoria's Secret & Co. for information technology services and the transition of • our ability to source, distribute and sell goods and materials on a global basis, including risks related to: such services to our own information technology systems or to those of third-party technology service • political instability, wars and other armed conflicts, environmental hazards or natural disasters; providers; • significant health hazards or pandemics, such as the COVID-19 pandemic, which could result • our ability to attract, develop and retain qualified associates and manage labor-related costs; in closed factories and/or stores, reduced workforces, scarcity of raw materials, and scrutiny or • difficulties arising from turnover in Company leadership or other key positions; embargoing of goods produced in impacted areas; • the dependence on store traffic and the availability of suitable store locations on appropriate terms; • duties, taxes and other charges; • our continued growth in part through new store openings and existing store remodels and expansions; • legal and regulatory matters; • our ability to successfully operate and expand internationally and related risks; • volatility in currency exchange rates; • our independent franchise, license and wholesale partners; • local business practices and political issues; • our direct channel business; • delays or disruptions in shipping and transportation and related pricing impacts; • our ability to protect our reputation and our brand image; • disruption due to labor disputes; and • our ability to successfully complete environmental, social and governance initiatives, • changing expectations regarding product safety due to new legislation; and associated costs thereof; 2

Forward-Looking Statements (Continued) • our geographic concentration of vendor and distribution facilities in central Ohio; • stock price volatility; • our reliance on a limited number of suppliers to support a substantial portion of our inventory • our ability to pay dividends and make share repurchases under share repurchase authorizations; purchasing needs; • shareholder activism matters; • the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with • our ability to maintain our credit ratings; applicable laws and regulations; • our ability to service or refinance our debt and maintain compliance with our restrictive covenants; • fluctuations in foreign currency exchange rates; • the impact of the transition from London Interbank Offered Rate and our ability to adequately manage • fluctuations in product input costs; such transition; • fluctuations in energy costs; • our ability to comply with laws, regulations and technology platform rules or other obligations related to • our ability to adequately protect our assets from loss and theft; data privacy and security; • increases in the costs of mailing, paper, printing or other order fulfillment logistics; • our ability to comply with regulatory requirements; • claims arising from our self-insurance; • legal and compliance matters; and • our and our third-party service providers’, including Victoria’s Secret & Co. during the term of the • tax, trade and other regulatory matters. Transition Services Agreement between us and Victoria’s Secret & Co., ability to implement and maintain information technology systems and to protect associated data; • our ability to maintain the security of customer, associate, third-party and Company information; We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this presentation to reflect circumstances existing after the date of this presentation or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2022 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and our subsequent filings. 3

Table of Contents 2022 Business Highlights 5 Our Board and Leadership Team 8 Executive Compensation Program 12 Corporate Governance 17 Corporate Social Responsibility and ESG 19 4

2022 Business Highlights 5

2022 Business Highlights We delivered strong financial results in fiscal 2022, our first full year as a standalone company $ $ 7.6B 1.376B 2022 Net Sales from Continuing Operations 2022 Operating Income Represents 4% YOY Decline Represents 32% YOY Decline 40% Growth vs. 2019 32% Growth vs. 2019 $ 3.40 148% (1) 2022 Net Income from Continuing 3-Year Total Shareholder Return Operations per Diluted Share (1) 6x greater than peer set 1) Total Shareholder Return is cumulative for the measurement period beginning on February 2, 2020, and ending on the last day of fiscal 2022, calculated in accordance with Item 201(e) of Regulation S-K, including reinvestment of dividends. The Company’s stock price prior to August 3, 2021, has been adjusted to give effect to the spin-off of Victoria’s Secret & Co. Peer 6 group TSR is calculated based on the Standard & Poor’s 500 Retail Composite Index.

2022 Business Highlights Positioned the Business for Long-Term Success Leveraged agility in our unique vertically integrated and predominantly domestic supply chain, effectively managing inventory, responding to customer preferences and chasing our best performing products. Successfully launched our loyalty program nationwide, achieving industry- leading speed in customer adoption of the program and approximately 36 million members as of April 2023. Expanded our Buy Online Pick Up In Store (BOPIS) option to over 800 more Company-operated stores, ending fiscal 2022 with BOPIS capabilities in more than 1,300 stores. Completed the construction of our first direct channel fulfillment distribution center, which we expect will provide us with additional capacity for our direct channel and enhanced fulfillment capabilities for our business. Accelerated our information technology separation from Victoria’s Secret & Co. to support our long-term growth and profitability. 7

Our Board and Leadership Team 8

# Experienced Board Provides Strong Oversight

Demonstrated commitment to strong corporate governance policies and practices



**Sarah Nash** 🟡★
- Independent Board Chair
- CEO and owner of Novagard Solutions



**Patricia Bellinger** 🔵 🟢★ 🟡
- Chief of Staff to President, Harvard University



**Gina Boswell**
- Chief Executive Officer and Director
- >30 years of experience, including beauty and personal care leadership roles at global cos.



**Alessandro Bogliolo** 🔵 🟢
- Chair and Director, Audemars Piguet
- Former CEO and Director, Tiffany & Co.



**Lucy Brady**
- President, Grocery & Snacks, Conagra Brands (NYSE: CAG)



**Francis Hondal** 🔴 🔵
- Former President of Loyalty and Engagement, Mastercard, Inc. (NYSE: MA)



**Thomas Kuhn**
- Managing Member, Doorbrook LLC
- Former SVP and General Counsel at USA Networks



**Danielle Lee** 🔵 🟢
- President, Warner Music Artist & Fan Experiences, Warner Music Group (NYSE: WMG)



**Michael Morris** 🔴 🔵★ 🟡
- Former Chairman, President and CEO of American Electric Power (NYSE: AEP)



**Juan Rajlin** 🔴 🟢
- Treasurer, Alphabet Inc. (NASDAQ: GOOGL)



**Steven Steinour** 🔴★ 🟡
- Chairman, President and CEO of Huntington Bancshares (NASDAQ: HBAN)



**J.K. Symancyk** 🔴 🟢
- President and CEO, PetSmart LLC
- Former President & CEO of Academy Sports and Outdoors (NASDAQ: ASO)



**Steven Voskuil**
- SVP and Chief Financial Officer, The Hershey Company (NYSE: HSY)

🔴 Audit Committee 🔵 Human Capital & Compensation Committee 🟢 Nominating & Governance Committee 🟡 Executive Committee ★ Chair

## Governance Highlights

- ✓ 12 of 13 directors are independent
- ✓ Demonstrated Board refreshment; average tenure of 2.9 years
- ✓ A diverse Board of Directors (46% women, 31% people of color and one LGBTQIA+ member)
- ✓ Audit Committee oversight of BBW's enterprise risk program
- ✓ Nominating & Governance Committee maintains oversight for ESG strategy and reporting, with appropriate reporting to the full Board of Directors
- ✓ Annually elected directors by majority-vote standard
- ✓ No supermajority voting requirements
- ✓ Stockholder ability to call special meetings (25% threshold)
- ✓ Proxy access (3% / 3-year threshold)
- ✓ Robust executive officer and director stock ownership requirements
- ✓ Anti-hedging and pledging restrictions

Bath & Body Works

9

# Diverse and Experienced Board Built for Our Business and Strategy

Diverse Board with complementary skill sets and deep industry expertise

| QUALIFICATIONS / SKILLS / CHARACTERISTICS | Bellinger | Bogliolo | Boswell | Brady | Hondal | Kuhn | Lee | Morris | Nash | Rajlin | Steinour | Symancyk | Voskuil |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Technology | | | • | • | • | | • | | • | • | • | • | • |
| Executive Business Experience | • | • | • | • | • | • | • | • | • | • | • | • | • |
| Financial Expertise | | • | • | | • | • | | • | • | • | • | • | • |
| Governance | • | • | • | | • | • | • | • | • | • | • | • | |
| Marketing, Digital & Consumer Insights | | • | • | • | • | | • | | | • | • | • | |
| Operations / Supply Chain | | • | • | | | • | | • | • | | | • | |
| Public Company CEO / Senior Leadership Experience | | • | • | | | • | | • | • | | • | • | • |
| Omnichannel Retail | | • | • | • | • | • | • | | | • | | • | |
| Global / International | • | • | • | • | • | | • | • | • | • | | • | • |
| ESG | • | • | • | • | | • | • | • | • | • | • | • | |
| Male, Female or Non-binary (M, F or NB) | F | M | F | F | F | M | F | M | F | M | M | M | M |
| **Race/Ethnicity** | | | | | | | | | | | | | |
| African American or Black | • | | | | | | • | | | | | | |
| Hispanic or Latino | | | | | • | | | | | • | | | |
| White | | • | • | • | | • | | • | • | | • | • | • |
| **Other Characteristics** | | | | | | | | | | | | | |
| LGBTQIA+ | | | | | | | | | | • | | | |

Bath & Body Works®

## Experience Highlights

- Average tenure of directors reduced from 16 years in 2019 to 2.9 years today
- Five new independent directors joined the Board during 2021-2022, and three new independent directors joined the Board in 2023
- New directors have deep experience in omnichannel retail, consumer products, international expansion, corporate strategy and governance, as well as robust financial and capital allocation expertise
- Six current or former public company CEOs
- Extensive omnichannel retail and global experience
- 10 directors with financial expertise supporting our capital allocation strategy
- Extensive public company director experience

10

Executive Leadership Team Transformation Our leadership team has been significantly transformed in recent years and is well-positioned to execute upon our omnichannel strategy and drive long-term shareholder value Gina Boswell Chief Executive Officer and Director • Joined the business and Board of Directors in December 2022 Significant Leadership Transformation • Previously served as a senior executive with Unilever • Leading searches for newly created position of Chief Customer Officer and our next Chief Financial Officer Thilina Gunasinghe was hired as Chief 2023 Digital and Technology Officer Julie Rosen Michael Wu President, Retail Chief Legal Officer and Corporate Secretary • Joined the business as President in September 2020 • Joined the business in May 2021 Gina Boswell appointed as Chief • Previously served as president of Ann Inc., part of the • Four-time public company general counsel Executive Officer in December 2022 Ascena Retail Group, with responsibility for Loft, and corporate secretary Loft Outlet, Ann Taylor, Ann Taylor Factory • Nearly 30 years of experience in growth Sarah Nash served as Interim CEO and Lou & Grey companies and retail from May 2022 until November 2022 Deon Riley Tom Mazurek Andrew Meslow stepped down Chief Supply Chain Officer Chief Human Resources Officer unexpectedly in May 2022 due to • Joined the business in December 2020 • Promoted to current position in 2023 health reasons • Three decades of experience in product • Previously served as group senior vice president of development, production and manufacturing human resources, culture, diversity and inclusion at Tom Mazurek was promoted to Chief Ross Stores • Key contributor to Beauty Park in Central Ohio 2022 Supply Chain Officer Thilina Gunasinghe Wendy Arlin Michael Wu was hired as Chief Chief Digital and Technology Officer Chief Financial Officer 2021 Legal Officer • Joined the business in April 2023 • Assumed the role of CFO in August 2021 • Previously served as global vice president, chief • Will leave the business in Q2 2023 Deon Riley was hired as Chief Human technology architect & data officer at McDonald’s Resources Officer Corporation 2020 Julie Rosen was hired as President 11

Executive Compensation Program 12

Performance-Driven Executive Compensation Our executive compensation program is designed to drive sustainable growth and create shareholder value through achievement of our strategic priorities Key Compensation Elements How We Align Pay with Performance ELEMENT DESCRIPTION • Our executive compensation is market-aligned and predominantly performance-based Base Salary Market-competitive, recognizing skill and performance • We utilize rigorous performance metrics that align with our strategic Short-Term Formulaic cash incentive payments based on direction, provide balance between growth and profitability and drive stock Incentives achievement of Adjusted Operating Income during performance the Spring season (40%) and Fall season (60%) • Our performance incentive programs provide payouts only when performance targets are achieved Long-Term Performance Share Units (PSUs) (50%) – No payout of bonuses for the Spring 2022 season because Incentives • 3-year performance period performance fell below the rigorous threshold our HCC Committee • Performance metrics: set earlier in the year – Relative Revenue Growth (50%) – Operating Income Margin (50%) – Payouts for the Fall 2022 season were above target, reflective of the strong performance results for the season, driven by our leadership Restricted Stock Units (RSUs) (50%) team’s focus on innovation, optimization and vertical integration of • Vest annually based on service over three years the supply chain, as well as aggressive cost control from the grant date (30%, 30%, 40%) 13

# Key Compensation Program Highlights for Fiscal 2022

Fiscal 2022 was a period of significant transition and transformation for BBW, and the HCC Committee tailored our NEOs' compensation to ensure continued leadership stability and promote shareholder value creation

## Completion of the Chief Executive Officer Transition

- We hired Ms. Boswell at the end of 2022 after a period of significant leadership uncertainty and transition that began in early 2022 when Andrew Meslow unexpectedly stepped down as our CEO for health reasons
- Ms. Boswell brings more than 30 years of experience, including beauty and personal care leadership roles at global companies.
- The fiscal 2022 sign-on compensation for Ms. Boswell ($1.5M sign-on cash and $4M RSUs) reflects the award value and forms of delivery that were necessary to incent her to accept the job offer with BBW in a highly competitive market for top talent, establish and build ownership interest in Company stock and immediately align a significant portion of her compensation with the long-term interests of our stockholders

## Retention Program to Encourage Leadership Team's Continuity and Cohesiveness

***Eligible NEOs:*** Mses. Arlin, Rosen and Riley and Mr. Wu

***Grant values: $2.2M - $4M***

**50% cash** | delivered in three installments (May'22-May'23)

**50% PSUs** | vesting tied to achievement of preset 2Y Relative Revenue Growth (50%) and Operating Income Margin (50%) targets

***Factors considered by the Board:***

- Two-year vesting period designed to align with the anticipated time horizon related to the new CEO search and onboarding (regular annual PSU award cycle is based on a 3-year performance period)
- Focused on both retaining the executives in the competitive talent market and incenting long-term value creation
- Shareholder-friendly termination provisions

Bath & Body Works
14

# Key Compensation Program Highlights for Fiscal 2022

Fiscal 2022 was a period of significant transition and transformation for BBW, and the HCC Committee tailored our NEOs' compensation to ensure continued leadership stability and promote shareholder value creation

**One-time RSU Award to Ms. Nash in recognition of her unparalleled leadership and support during a transformational period for the Company that culminated in a successful spin-off transaction, positioning the Company as a profitable and growing standalone company**

***One-Time RSU Award***

- Unanimously approved by the independent directors following the unanimous recommendation of the HCC Committee
- ~$18 million award
- Vests ratably over a three-year period subject to Ms. Nash's continued Board service
- Any unvested portion of the award will be forfeited if Ms. Nash resigns from the Board or voluntarily decides not to stand for reelection to the Board
- The Board considered the appropriateness of a time-vested award and determined that, based on the Board's expectation that Ms. Nash would return to being a non-executive director following her interim service as an executive officer, service-based vesting provides the desired retention and aligns with market practice for Ms. Nash's intended role as a non-executive Board Chair (which recommenced at the beginning of fiscal 2023)

***Factors Considered by the Board***

- Ms. Nash provided unparalleled leadership and support during a transformational period that culminated in a successful spin-off transaction, positioning BBW as a profitable standalone company
  - Led BBW through three CEO transitions
  - Provided critical oversight over, and led, the successful settlement of the shareholder derivative actions
  - Took decisive actions to control costs leading up to the spin-off
- Exceptional shareholder returns during her service as Board Chair (467% from 5/14/2020 through 3/10/2022 assuming reinvestment of dividends)
- The Board considered one-time grants to leaders of companies undergoing strategic transformations or transactions, as well as in unique or extenuating circumstances to recognize expansion of responsibilities in transformative periods
- No additional equity awards were provided in connection with Ms. Nash's service as interim CEO during 2022
- Important to ensure Ms. Nash's continued retention as a Board member

Bath & Body Works
15

2023 Compensation Program We expect our executive compensation program to normalize in fiscal 2023, and we remain committed to aligning executive compensation with performance that drives our business goals and the interests of our stockholders CEO 2023 Target Pay • Given the completion of the CEO search and transition process in December 2022, we anticipate our NEOs’ compensation for fiscal 2023 will reflect our normalized • For 2023, more than half of Ms. Boswell’s compensation approach. target compensation is in the form of performance-based awards that are • The HCC Committee will continue to place a subject to rigorous performance metrics significant emphasis on pay for performance under our annual cash and long-term and is committed to making compensation incentive programs. decisions that serve both the short- and long- term interests of our stockholders. • A significant portion of Ms. Boswell’s target compensation for 2023 is delivered in the • As part of this normalized, go-forward form of equity incentive awards with approach to our executive compensation rigorous performance requirements that program, the HCC Committee designed Ms. vest over a multi-year period to further Boswell’s compensation package for fiscal align her interests with the long-term 2023 to be competitive and balanced, with a interests of our shareholders. pay mix that strongly emphasizes pay for performance. Base Salary Long-Term Time-Vested RSUs Short-Term Performance-Based Incentive Compensation Long-Term Performance-Based Equity Compensation 16

Corporate Governance 17

Corporate Governance Highlights Committed to Best-in-Class Governance Independent Board Oversight Stockholder Rights and Board Structure Accountability • 12 of 13 Board members independent • More than 75% of the Company’s directors joined the Board after 2019 • Independent Board Chair • All directors are elected annually • Of the 13 board members, six are women, • Chief Executive Officer and Board Chair • No supermajority voting requirements four are people of color and one is a roles required to be separated • Adopted proxy access for stockholders who member of the LGBTQIA+ community • Each standing Board committee composed own at least 3% of BBW’s common stock • The Board is committed to having at least solely of independent directors • Stockholders who own at least 25% of the 50% of the Board be diverse and to • Board oversees the Company’s strategy, common stock may call a special meeting ensuring that the initial pool of candidates capital structure, risk management, of stockholders for any Board vacancy consists of at least cybersecurity and data security and ESG one woman and one person of color • In uncontested director elections, directors matters are elected by a majority of votes cast • Directors may serve on no more than four • Board regularly reviews succession plans public company boards, and any director • No “poison pill” in effect for the Chief Executive Officer and other who is also a named executive officer of senior management positions another public company may serve on no more than two public company boards • At every regular Board meeting, time is set aside for independent directors to meet in • Annual self-assessments to enhance executive session performance 18

Corporate Social Responsibility and ESG 19

Multi-level operating structure to ensure alignment on most important issues and ability to drive resource decisions at the Governance: right level Board of Nominating & Governance Committee and full Board updates on the most important ESG trends, risks and opportunities Directors ESG Governance Executive • Approval for new company priorities, commitments and communications Leadership Team • Elevated resource discussions Model • VP level ownership of programming across BBW led by VP, ESG Steering Head of ESG Committee • Develops and aligns recommendations for company commitments, new programs, etc. Working teams to lead priority project areas, i.e., packaging, climate, Lead Teams supply chain, social impact, etc. 20

It Matters... We’re shaping our vision for positive change and working on the actions to deliver against this. With dedication, heart and collaboration, together we aim to take care of the things that really matter – our people, communities and planet. ESG Priorities Aligned to Material Issues Product transparency Climate change & People & culture and ingredients carbon emissions Diversity, Equity, Sustainable sourcing Packaging & plastics & Inclusion These are the things that matter the most to us, and we’re on a journey to make sure what we do counts 21

Our ESG Commitments We are proud to share our new near- and longer-term ESG commitments. Our commitments are intentionally ambitious yet grounded in where we are as a company today. We look forward to reporting on future progress toward these goals. As we move forward, we are reminded that ESG is a journey, not a destination. We proudly present these initial goals and recognize that as our ESG strategy matures and evolves, so will our ambitions. 22

Bath & Body Works’ First ESG report Released in April Report aligned to Global Reporting Initiative (GRI) Additional disclosures: • Sustainability Accounting Standards Board (SASB) • Task Force on Climate-Related Financial Disclosures (TCFD) 23